SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 13, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01 Other Events

Board of Director Committees

On December 13, 2013, Perma-Fix Environmental Services, Inc.’s (the “Company”) Board of Directors (the “Board”) formed a new Strategic Advisory Committee (“Strategic Committee”).  The primary functions of the Strategic Committee are to investigate and evaluate strategic alternatives available to the Company and to work with management on long-range strategic planning and identifying potential new business opportunities. The members of the Strategic Advisory Committee are as follows:

Strategic Advisory Committee

John Climaco – Chairman
Joe Reeder
Mark Zwecker
Larry Shelton

On December 13, 2013, the Board also revised the compositions of the Compensation and Stock Option Committee, Corporate Governance and Nominating Committee and Audit Committee and re-established the Research and Development Committee as follows:

Compensation and Stock Option Committee

Larry Shelton – Chairman
Joe Reeder
Dr. Charles E. Young
Mark Zwecker

Nominating and Corporate Governance Committee

Joe Reeder – Chairman
Jack Lahav
Dr. Gary Kugler
Dr. Charles E. Young

Audit Committee

Mark Zwecker – Chairman
Larry Shelton
John Climaco

Research and Development Committee

Dr. Gary Kugler
Dr. Louis Centofanti

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 16, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer